UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2008

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Amended and Restated Executive Employment Agreement

On December 31, 2008, STAAR Surgical Company entered into an Amended and Restated Executive Employment Agreement (the "Restated Agreement") with Barry Caldwell, its President and Chief Executive Officer. The Restated Agreement makes certain technical changes to the original Executive Employment Agreement dated November 27, 2007, as amended on November 27, 2008 (the "Original Agreement") to ensure that it complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). The Restated Agreement does not materially amend the Original Agreement.

The Restated Agreement generally continues to conform to the summary of the Original Agreement provided in the Company’s Proxy Statement filed with the commission on April 4, 2008 and the summary of Amendment No. 1 to the Original Agreement in the Company’s Current Report on Form 8-K filed on December 3, 2008, with the exception of the following to comply with Section 409A:

• If the Company terminates Mr. Caldwell’s employment other than for cause, he will be entitled to eighteen months’ salary from the date of termination, payable in a lump sum. Under the Original Agreement, Mr. Caldwell was entitled to twelve months’ continued salary following a termination of employment other than for cause, but he was also entitled to six months’ notice of termination and continued salary for that six-month notice period. The Restated Agreement eliminates the notice period.

• Within the period of one year after a change in control, if Mr. Caldwell’s employment is terminated (or if he resigns during that period following a material reduction in compensation or change in duties) he will receive 18 months’ salary as a lump-sum payment, plus continued benefits for a 12-month period. In addition, following such a termination all unvested options or restricted stock will immediately vest and options will continue to be exercisable until their expiration date. The Restated Agreement eliminates a provision of the Original Agreement that also made these severance benefits applicable if Mr. Caldwell’s employment were terminated during the 120 period preceding a change in control.

• Relocation expenses that are reimbursable under the Original Agreement will be eligible only if incurred before December 31, 2009. The Original Agreement gave the Board of Directors the discretion to extend the availability of relocation assistance.

The foregoing summary is qualified in its entirety by reference to the full text of the Restated Agreement, which is filed as Exhibit 10.71 to this Report and is incorporated herein by this reference.

Amendment to 2003 Omnibus Equity Incentive Plan

On December 31, 2008, the Company executed an Amendment to its 2003 Omnibus Equity Incentive Plan (the "2003 Plan"), making certain technical changes to ensure that it complies with the requirements of Section 409A. The Amendment does not materially amend the terms of the 2003 Plan. In particular, the Amendment specifies that the exercise price of stock options can be no less than fair market value of the Company’s common stock. The Company does not, in any event, issue employee stock options with an exercise price less than the fair market value of its common stock. The foregoing summary is qualified in its entirety by reference to the full text of the 2003 Plan, as Amended, a copy of which is attached to this Report as Exhibit 10.72 and is incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

January 7, 2009	By:	/s/ Charles Kaufman

Name: Charles Kaufman
Title: VIce President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.71	Amended and Restated Executive Employment Agreement between the Company and Barry G. Caldwell
10.72	2003 Omnibus Equity Incentive Plan, as amended December 31, 2008.